SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             ----------

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 28, 1998


                         USA TALKS.COM, INC.
                          (f/k/a SBB, Inc.)
         (Exact name of registrant as specified in charter)

NEVADA                          33-2474-LA          93-0915593
(State or other jurisdiction    (Commission         (IRS employer
of incorporation)               file number)        identification no.)


                   4350 Executive Drive, Suite 220
                     San Diego, California 92121
               (Address of Principal Executive Offices)

Registrant's telephone number, including area code (619) 546-0550


Item 1. Change in Control of Registrant

          Effective July 28, 1998, pursuant to the terms of an Agreement and Plan of Reorganization dated July 17, 1998 (the "Plan"), Alfine Corporation ("Alfine") acquired 12,350,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock") of SBB, Inc., now named USA Talks.com, Inc. ("Registrant"). The Shares constitute 95% of the issued and
outstanding shares of Common Stock.    The Shares constitute an original
issuance of shares by the Registrant to Alfine. The consideration for the Shares consisted of all of the tangible and intangible assets of Alfine. In addition, the Registrant assumed all of the liabilities of Alfine.

          As part of the reorganization, the officers and directors of Alfine became the officers and directors of the Registrant. As a result, the following persons became officers and directors of the Registrant:

          Allen J. Portnoy         Chief Executive Officer,
                                   Secretary and Director
          William H. Ervine, Jr.   President and Director
          Jack C. Alexander        Chief Financial Officer
          Stephen A. Storey        Director
          Max S. Kissell           Director

          Allen J. Portnoy and his affiliates beneficially own 2,642,400 shares, and options to acquire 1,000,000 shares, or 21.9% of the total outstanding stock of Alfine on a fully diluted basis. William H. Ervine, Jr. and his affiliates beneficially own 666,200 shares, and options to acquire 950,000 shares, or 10.2% of total outstanding stock on a fully diluted basis. Jack C. Alexander and his affiliates beneficially own 103,000 shares, and options and warrants to acquire 488,000 shares, or 3.7% of the total stock on a fully diluted basis. Stephen A. Storey and his affiliates beneficially own 27,644 shares, and options to acquire 369,428 shares, or 2.5% of total outstanding stock on a fully diluted basis. Max Kissell and his affiliates beneficially own 1,400 shares, and options to acquire 250,000 shares, or 1.6% of total outstanding stock on a fully diluted basis. By virtue of their ownership of shares of Alfine, such persons may be considered to be indirect beneficial owners of stock of the Registrant and "control persons" or members of a "control group" of the Registrant.

          Alfine intends to liquidate and to distribute the Shares to its stockholders after the Shares become registered under the Securities Act of 1933, as amended. Such a liquidation and distribution may cause a change in control of the Registrant. As of the date of this report, no date has been set for registration of the Shares.

Item 2. Acquisition or Disposition of Assets.

          As described above, effective July 28, 1998, pursuant to the Plan, the Registrant acquired all of the tangible and intangible assets of Alfine and assumed all of the liabilities of Alfine, in consideration for the Shares. The primary asset acquired was a license for the use of certain proprietary technology for audio compression, phonetic speech and voice verification/identification. Alfine's known liabilities consisted primarily of a short-term real estate lease for office space.

          The above descriptions of the Plan do not purport to be complete and are qualified in their entirety by the full text of the Plan which is attached as Exhibit 2 hereto. A press release describing the Plan and the reorganization is attached as Exhibit 99 hereto.

Item 5. Other Events

          Effective August 3, 1998, the Registrant changed its name from SBB, Inc. to USA Talks.com, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          The required financial statements will be filed by amendment not later than 60 days after the date that this report must be filed.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.




                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        USA TALKS.COM, INC.

Date: August 3, 1998                     By    /s/ William H. Ervine, Jr.

                                             William H. Ervine, Jr.
                                             President



                          INDEX TO EXHIBITS

Exhibit
  No.          Exhibit

2 Agreement and Plan of Reorganization dated July 17, 1998 between Alfine Corporation and SBB, Inc.

99        Press Release dated July 29, 1998

                                                       Exhibit 2


                 AGREEMENT AND PLAN OF REORGANIZATION

                            BY AND BETWEEN

                          ALFINE CORPORATION

                                 AND

                              SBB, INC.

                         DATED: JULY 13, 1998
                          TABLE OF CONTENTS

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1 - DEFINITIONS/ACQUISITION/CLOSING. . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Transfer of Alfine Assets. . . . . . . . . . . . . . . .   4
     1.3  Acquisition of the Alfine Assets and Assumption of Alfine
          Liabilities..............................................  4
     1.4  The Closing. . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALFINE. .   5
     2.1  Organization and Related Matters.. . . . . . . . . . . .   5
     2.2  Alfine Assets. . . . . . . . . . . . . . . . . . . . . .   5
     2.3  Alfine's Organization. . . . . . . . . . . . . . . . . .   5
     2.4  No Material Liabilities or Contingencies.. . . . . . . .   5
     2.5  Tax and Other Returns and Reports. . . . . . . . . . . .   5
     2.6  Material Contracts.. . . . . . . . . . . . . . . . . . .   5
     2.7  Tangible Property. . . . . . . . . . . . . . . . . . . .   6
     2.8  Intangible Property. . . . . . . . . . . . . . . . . . .   6
     2.9  Authorization; No Conflicts. . . . . . . . . . . . . . .   6
     2.10 Legal Proceedings. . . . . . . . . . . . . . . . . . . .   6
     2.11 Minute Books.. . . . . . . . . . . . . . . . . . . . . .   6
     2.12 Compliance With Law. . . . . . . . . . . . . . . . . . .   7
     2.13 Employee Benefits. . . . . . . . . . . . . . . . . . . .   7
     2.14 No Brokers, Finders or Financial Advisors. . . . . . . .   7
     2.15 Environmental Compliance.. . . . . . . . . . . . . . . .   7
     2.16 Accuracy of Information. . . . . . . . . . . . . . . . .   7
     2.17 Investment Representation. . . . . . . . . . . . . . . .   7
     2.18 Delay in Distribution of Stock.. . . . . . . . . . . . .   8

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF SBB . . .   8
     3.1  Organization and Related Matters.. . . . . . . . . . . .   8
     3.2  Authorization. . . . . . . . . . . . . . . . . . . . . .   8
     3.3  No Conflicts.. . . . . . . . . . . . . . . . . . . . . .   8
     3.4  No Brokers, Finders or Financial Advisors. . . . . . . .   9
     3.5  Financial Statements; Changes; Contingencies.. . . . . .   9
          (a)  Audited Financial Statements. . . . . . . . . . . .   9
          (b)  No Material Adverse Changes.. . . . . . . . . . . .   9
          (c)  No Other Liabilities or Contingencies.. . . . . . .   9
     3.6  Tax and Other Returns and Reports. . . . . . . . . . . .  10
     3.7  Material Contracts.. . . . . . . . . . . . . . . . . . .  10
     3.8  Legal Proceedings. . . . . . . . . . . . . . . . . . . .  10
     3.9  Minute Books.. . . . . . . . . . . . . . . . . . . . . .  10
     3.10 Accounting Records; Internal Controls. . . . . . . . . .  10
          (a)  Accounting Records. . . . . . . . . . . . . . . . .  10
          (b)  Data Processing; Access.. . . . . . . . . . . . . .  10
     3.11 Employee Benefits. . . . . . . . . . . . . . . . . . . .  11
     3.12 Environmental Compliance.. . . . . . . . . . . . . . . .  11
     3.13 SBB's Organization and Business. . . . . . . . . . . . .  11
     3.14 Registration of Common Stock.. . . . . . . . . . . . . .  12
     3.15 Information Statement. . . . . . . . . . . . . . . . . .  12
     3.16 Accuracy of Information. . . . . . . . . . . . . . . . .  12

ARTICLE 4 - COVENANTS WITH RESPECT TO CONDUCT OF ALFINE PRIOR TO CLOSING 12
     4.1  Access.. . . . . . . . . . . . . . . . . . . . . . . . .  12
     4.2  Material Adverse Changes; Reports; Financial Statements.  13
     4.3  Conduct of the Alfine Business.. . . . . . . . . . . . .  13
     4.4  Notification of Certain Matters. . . . . . . . . . . . .  13
     4.5  Permits and Approvals. . . . . . . . . . . . . . . . . .  13

ARTICLE 5 - COVENANTS WITH RESPECT TO CONDUCT OF THE SBB PRIOR TO CLOSING 13
     5.1  Access.. . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.2  Material Adverse Changes; Reports; Financial Statements.  13
     5.3  Issuances of Securities. . . . . . . . . . . . . . . . .  14
     5.4  Material Contracts.. . . . . . . . . . . . . . . . . . .  14
     5.5  Conduct of Business. . . . . . . . . . . . . . . . . . .  14

ARTICLE 6 - CONDITIONS OF PURCHASE . . . . . . . . . . . . . . . .  14
     6.1  General Conditions.. . . . . . . . . . . . . . . . . . .  14
          (a)  No Orders; Legal Proceedings. . . . . . . . . . . .  14
          (b)  Approvals.. . . . . . . . . . . . . . . . . . . . .  14
     6.2  Conditions to Obligations of SBB.. . . . . . . . . . . .  14
     6.3  Conditions to Obligations of Alfine. . . . . . . . . . .  15
          (a)  Representations, Warranties and Covenants of SBB. .  15
          (b)  No Material Adverse Effect. . . . . . . . . . . . .  15
          (c)  Consents. . . . . . . . . . . . . . . . . . . . . .  15
          (d)  Due Diligence.. . . . . . . . . . . . . . . . . . .  15

ARTICLE 7 - TERMINATION OF OBLIGATIONS; SURVIVAL . . . . . . . . .  15
     7.1  Termination of Agreement.. . . . . . . . . . . . . . . .  15
          (a)  Mutual Consent. . . . . . . . . . . . . . . . . . .  15
          (b)  Conditions of SBB's Performance Not Met.. . . . . .  15
          (c)  Conditions of Alfine's Performance Not Met. . . . .  15
          (d)  Material Breach.. . . . . . . . . . . . . . . . . .  16
     7.2  Effect of Termination. . . . . . . . . . . . . . . . . .  16
     7.3  Survival of Representations and Warranties.. . . . . . .  16
     7.4  Effect of Closing Over Known Unsatisfied Conditions. . .  16

ARTICLE 8 - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . .  16
     8.1  Obligations of SBB.. . . . . . . . . . . . . . . . . . .  16
     8.2  Obligations of Alfine. . . . . . . . . . . . . . . . . .  17
     8.3  Procedure. . . . . . . . . . . . . . . . . . . . . . . .  17
          (a)  Notice. . . . . . . . . . . . . . . . . . . . . . .  17
          (b)  Defense.. . . . . . . . . . . . . . . . . . . . . .  17
     8.4  Limitations on Indemnification.. . . . . . . . . . . . .  17

ARTICLE 9 - GENERAL. . . . . . . . . . . . . . . . . . . . . . . .  17
     9.1  Amendments; Waivers. . . . . . . . . . . . . . . . . . .  17
     9.2  Schedules; Exhibits; Integration.. . . . . . . . . . . .  18
     9.3  Best Efforts; Further Assurances.. . . . . . . . . . . .  18
     9.4  Governing Law. . . . . . . . . . . . . . . . . . . . . .  18
     9.5  No Assignment. . . . . . . . . . . . . . . . . . . . . .  18
     9.6  Headings.. . . . . . . . . . . . . . . . . . . . . . . .  18
     9.7  Counterparts.. . . . . . . . . . . . . . . . . . . . . .  18
     9.8  Publicity and Reports. . . . . . . . . . . . . . . . . .  18
     9.9  Confidentiality. . . . . . . . . . . . . . . . . . . . .  18
     9.10 Parties in Interest. . . . . . . . . . . . . . . . . . .  19
     9.11 Notices. . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.12 Expenses.. . . . . . . . . . . . . . . . . . . . . . . .  19
     9.13 Remedies; Waiver.. . . . . . . . . . . . . . . . . . . .  19
     9.14 Attorney Fees. . . . . . . . . . . . . . . . . . . . . .  19
     9.15 Knowledge Convention.. . . . . . . . . . . . . . . . . .  19
     9.16 Interpretation.. . . . . . . . . . . . . . . . . . . . .  20
     9.17 Severability.. . . . . . . . . . . . . . . . . . . . . .  20
     9.18 Arbitration; Waiver of Jury Trial. . . . . . . . . . . .  20

     SCHEDULE  A - Disclosure Schedule of Alfine
     SCHEDULE  B - Disclosure Schedule of SBB
     SCHEDULE  C - Compensation Agreement for Allen Gelbard


                 AGREEMENT AND PLAN OF REORGANIZATION

                          ALFINE CORPORATION
                                 AND
                              SBB, INC.

          This Agreement and Plan of Reorganization ("Agreement"), dated as of July __, 1998, is entered into by and between SBB, INC., a Nevada corporation ("SBB") with its principal office at 4505 Wasatch Boulevard, Suite 300, Salt Lake City, Utah 84124, and ALFINE CORPORATION, a Delaware corporation ("Alfine") with its principal office at 4350 Executive Drive, Suite 220, San Diego, California 92121, with respect to the following facts:

                               RECITALS

     a. Organization. Alfine and SBB are corporations duly organized under the Laws of the states of Delaware and Nevada respectively.

     b. Plan of Reorganization. It is the intention of the parties hereto that all of the assets and liabilities of Alfine shall be acquired and assumed by SBB in exchange solely for SBB's voting stock, and that immediately following the consummation ofthe exchange, Alfine will own 95% of the issued and outstanding capital stock of SBB. For federal income tax purposes, it is intended that this exchange shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     c. The parties hereto wish to enter into this Agreement, pursuant to the provisions of the Nevada Statutes.

          NOW, THEREFORE, it is agreed among the parties as follows:

ARTICLE 1 - DEFINITIONS/ACQUISITION/CLOSING

     1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided unless the context otherwise requires,

          (a) The terms defined in this Article 1 have the meaning assigned to them in this Article 1 and include the plural as well as the singular;

          (b) All accounting terms not otherwise defined herein have the meanings assigned under GAAP;

          (c) All references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

          (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

          (e) The words, "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

          "Act" means the Securities Act of 1933, as amended.

          "Action" means any action, compliant, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

          "Agreement" means this Agreement by and among SBB and Alfine as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

          "Alfine Assets" means all of the tangible and intangible assets of Alfine of every kind and description existing as of the Closing.

          "Alfine Liabilities" means all of the liabilities of Alfine, known or unknown, contingent or otherwise, of every kind and description existing as of the Closing.

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Associate" of a Person means

          (a) a corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% of more of any class of equity securities;

          (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

          (c) any relative or spouse of such Person or any relative of such spouse.

          "Auditors" means Gordon, Hughes & Banks, LLP, independent public accountants to SBB.

          "Alfine Business" means the business of Alfine as currently conducted, and shall be deemed to include, but not be limited to, any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues, prospects, liabilities and personnel.

          "Closing" means the consummation of the plan of reorganization contemplated by this Agreement.

          "Closing Date" means the date of the Closing.

          "Commission" or "SEC" means the Securities and Exchange Commission

          "Common Stock" means the common stock of SBB, $.001 par value.

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "Disclosure Schedule" means each of the Disclosure Schedules dated the date hereof and delivered by Alfine and SBB. The Disclosure Schedule of Alfine is Schedule A hereto, and the Disclosure Schedule of SBB is Schedule B hereto.

          "Employee Plan" means any employee benefit plan, collective bargaining, employment or severance agreement or other similar arrangement to which either Alfine or SBB is a party or by which it is bound, legally or otherwise.

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

          "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials,"
"hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproduction toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

          "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

          "Material Adverse Effect" means any change in or effect on Alfine or SBB that is materially adverse to their respective businesses.

          "Material Contract" means those Contracts listed on the Disclosure Schedule as Material Contracts.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Person" means an association, a corporation, a limited liability company, an individual, a partnership, a trust or other firm, entity or organization,including a Governmental Entity.

          "Subsidiary" means any Person in which Alfine has a direct or indirect equity or ownership interest in excess of 5%.

          "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, any Loss in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes.

     1.2 Transfer of Alfine Assets. Subject to the terms and conditions of this Agreement, Alfine agrees to transfer and convey the Alfine Assets to SBB at the Closing together with such transfer documents as may be reasonably required to vest title to the Alfine Assets in SBB.

     1.3 Acquisition of the Alfine Assets and Assumption of Alfine Liabilities. Subject to the terms and conditions of this Agreement, SBB agrees to acquire the Alfine Assets from Alfine and assume the Alfine Liabilities, and to issue, convey, transfer and deliver in exchange therefor 12,350,000 shares of the Common Stock to Alfine; fully paid and nonassessable. Upon Closing the Common Stock issued to Alfine shall constitute not less than 95% of the capital stock of SBB and not less than 95% of the voting power of SBB.

     1.4 The Closing. The Closing will take place at the offices of Alfine's counsel, Mitchell, Silberberg & Knupp, LLP, at 10:00 a.m. on the fifth business day following execution of this Agreement or on such other date, not later than July 31, 1998, which SBB and Alfine may mutually choose.

ARTICLE 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALFINE

          Except as otherwise indicated on Alfine's Disclosure Schedule, Alfine represents warrants and agrees as follows:

     2.1 Organization and Related Matters. Alfine, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Alfine has no Subsidiaries other than PhonClub, Inc., a New Mexico corporation, which is a wholly owned Subsidiary of Alfine. Alfine has all necessary corporate power and authority to own its properties and assets and to carry on the Alfine Business as now conducted. There are no jurisdictions outside of California where the character or the location of the Alfine Assets or the nature of the Alfine Business requires licensing or qualification. True, correct and complete copies of the charter documents of Alfine as in effect on the date hereof have been delivered to SBB.

     2.2 Alfine Assets. Alfine has good and marketable title to the Alfine Assets free and clear of all Encumbrances. There exist no facts or set of circumstances which, to the best of Alfine's knowledge, would prevent Alfine from performing under this Agreement, or which would prevent or render Alfine unable to deliver good and marketable title to the Alfine Assets.

     2.3  Alfine's Organization.   The authorized capital of Alfine consists
of 1,000,000 shares of preferred stock $.0001 par value, of which none are issued, and 30,000,000 shares of common stock, $.0001 par value, of which 9,063,804 shares were issued and outstanding as of June 30, 1998. Other than as set forth in Alfine's Disclosure Schedule there are no (i) outstanding contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any equity securities of Alfine, or to restructure or recapitalize Alfine; (ii) outstanding Contracts of Alfine to repurchase, redeem or otherwise acquire any equity securities of Alfine. All shares of capital stock of Alfine are duly authorized, validly issued and outstanding and are fully paid and non-assessable and were issued in conformity with applicable Laws.

     2.4 No Material Liabilities or Contingencies. Alfine is a Delaware corporation formed on or about August 26, 1991 and, to its knowledge, Alfine does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, that, in accordance with GAAP applied on a consistent basis, exceed $25,000.00, except as disclosed on its financial statements and Alfine's Disclosure Schedule, and except for liabilities and expenses incurred in the ordinary course of operations, and liabilities not required to be included in its financial statements in accordance with GAAP.

     2.5 Tax and Other Returns and Reports. Alfine has filed, or will, on or before the Closing Date, file all Tax Returns required to be filed by it on or before the Closing Date. All required Tax Returns including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of Alfine. No Governmental Entity has proposed, asserted or assessed or, to the best knowledge of Alfine, threatened to propose or assert, any deficiency, assessment or claim for Taxes and there would be no basis for any such delinquency, assessment or claim.

     2.6 Material Contracts. Alfine has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would constitute a material breach or default thereunder by Alfine or, to the best knowledge of Alfine, by any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance will occur. Consummation of the transactions contemplated by this Agreement will not terminate or modify any rights of, or accelerate or augment any obligation of, Alfine under any Material Contract.

     2.7  Tangible Property.

          (a) Alfine owns no real property. There is no pending or threatened action that would materially interfere with the quiet enjoyment of any leasehold by Alfine.

          (b) Alfine owns or leases all tangible personal property that is material to the Alfine Business free of Encumbrances except for Encumbrances consisting of liens for Taxes not yet due.

          (c) All material leasehold properties held by Alfine, as lessee, are held under valid, binding and enforceable leases, subject only to such exceptions which would not individually or in the aggregate, have a Material Adverse Effect on the Alfine Business. All material tangible properties of Alfine are in a good state of maintenance and repair (except for ordinary wear and tear) and are reasonably adequate for the Alfine Business.

     2.8 Intangible Property. Alfine owns no Patents. Included among the Alfine Assets are certain speech recognition, compression and speaker identification software programs.

     2.9 Authorization; No Conflicts. The execution, delivery and performance of this Agreement by Alfine and the execution, delivery and performance of any related agreements and contemplated transactions by Alfine will not violate in any material way, or constitute a material breach or material default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or bylaws of Alfine or any Material Contract of Alfine, result in the imposition of any Encumbrance against any asset or properties of Alfine, or violate any material Law.
The "ultimate parent entity" of Alfine and all entities which such entity controls directly or indirectly did not have annual net sales (as stated on the last regularly prepared balance sheet or sheets) of $100,000,000.00 or more, and, to the best knowledge of Alfine, the consummation of the transactions contemplated by this Agreement would not require filings under the Hart-Scott -Rodino Act.

     2.10 Legal Proceedings. There is no order or Action pending, or, to the best knowledge of Alfine, threatened, against or affecting Alfine or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions adversely affect the ability of Alfine to perform this Agreement or any aspect of the transactions contemplated by this Agreement. There is no matter as to which Alfine has received any notice, claim or assertion, or, to the best knowledge of Alfine, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of Alfine or any other Person, in connection with which any such Person has or may reasonable be expected to have any right to be indemnified by Alfine.

     2.11 Minute Books. The minute books of Alfine accurately reflect, in all material respects, all actions and proceedings taken to date by its stockholders, board of directors and committees, and such minute books contain true and complete copies of the charter documents of Alfine and all related amendments. The stock record books of Alfine reflect accurately all transactions in its capital stock of all classes.

     2.12 Compliance With Law.

          (a) Alfine is organized and has conducted its businesses in accordance with applicable Laws in all material respects, and the forms, procedures and practices of Alfine are in compliance with all such Laws, to the extent applicable, in all material respects.

          (b) The use and operations of the Alfine Assets are in compliance in all material respects with all applicable Laws and there is no material violation of any of such Laws.

     2.13 Employee Benefits. Except as set forth on Alfine's Disclosure Schedule, there are no Employee Benefit Plans or other material employee benefits accruing for the benefit of any employee of Alfine.

     2.14 No Brokers, Finders or Financial Advisors. Except for Allen Gelbard, no agent, broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of Alfine or any of its respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions. Allen Gelbard will receive options to purchase shares of Common Stock of SBB as set forth on "Schedule C" attached hereto. Allen Gelbard has advised Alfine and SBB that he will distribute a portion of these options to two other individuals who have assisted him in connection with this transaction.

     2.15 Environmental Compliance. Alfine has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in material violation of any laws. There has not been any generation, use transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Alfine Business or the use of any property or facility of Alfine or to the knowledge of Alfine any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity so as to have a Material Adverse Effect on Alfine's Business.

     2.16 Accuracy of Information. The statements, representations and warranties contained in Alfine's Disclosure Schedule are true in all material respects. None of the information expressly required by this Agreement to be supplied by or on behalf of Alfine to SBB, or contained in this Agreement, Alfine's Disclosure Schedule or the documents listed in Alfine's Disclosure schedule, did contain or will contain, at the respective times such information is or was delivered and as of the Closing Date, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to which they was made, not misleading.
If any of such information at any time subsequent to delivery and prior to Closing become untrue or misleading, in any material respect, Alfine will promptly notify SBB in writing of such fact and the reason for such change.

     2.17 Investment Representation. The Common Stock to be issued pursuant to this Agreement will be, upon their issuance, "restricted securities" within the meaning of the Act. The certificate or certificates evidencing such restricted Common Stock shall bear a legend substantially as follows:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD,TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR
          AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND
          SUCH LAWS WHICH, IN THE OPINION OF COUNSEL
          SATISFACTORY TO THE ISSUER, IS AVAILABLE."

     2.18 Delay in Distribution of Stock. The Common Stock to be issued to Alfine pursuant to this Agreement shall not be distributed by Alfine to its stockholders until such time as such Common Stock has been registered under the Act by SBB and has ben registered or qualified under applicable state securities laws in accordance with the obligations of SBB set forth in Section 3.14 of this Agreement. Alfine covenants and agrees that it will not cause a reverse split of the Common Stock pursuant to such registration so as to reduce the number of shares held by the current stockholders of SBB.

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF SBB

          SBB represents, warrants and agrees as follows:

     3.1 Organization and Related Matters. SBB is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. SBB has all necessary corporate power and authority to carry on its business as now being conducted. SBB has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

     3.2 Authorization. The execution, delivery and performance of this Agreement and any related agreements, by SBB has been duly and validly authorized necessary corporate action on the part of SBB. This Agreement constitutes the legal, valid and binding obligation of SBB, enforceable against SBB in accordance with its respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement and any related agreements by SBB will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents of SBB, (b) any Law to which SBB is subject or (c) any Contract to which SBB is a party that is material to the financial condition, results of operations or conduct of the business of SBB. The execution and delivery of this Agreement by SBB and the performance of this Agreement and any related to contemplated transaction by SBB will not require filing or registration with, or the issuance of any Permit by, any other Person. SBB is not required to seek the approval of its stockholders to issue the Common Stock to be issued to Alfine pursuant to this Agreement, or otherwise to enter into, and perform any related transaction under, this Agreement. The "ultimate parent" of SBB and all entities which such controls directly or indirectly did not have annual net sales (as stated on the last regularly prepared annual income statement or statements) or total assets (as stated on the last regularly prepared balance sheet or sheets) of $100,000,000.00 or more, and, to the best knowledge of SBB, the consummation of the transactions contemplated by this Agreement would not require any filings under the Hart-Scott-Rodino-Act.

     3.4  No Brokers, Finders or Financial Advisors.  Except for Allen
Gelbard, whose compensation is set forth on Schedule C, attached hereto, no agent, broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of SBB in connection with the negotiation, execution, or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result to this Agreement or such transactions.

     3.5  Financial Statements; Changes; Contingencies.

          (a) Audited Financial Statements. SBB has delivered to Alfine balance sheets for SBB at December 31, 1997, and the related statements of loss and deficit for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, disclosed therein). Such statements of loss and deficit present fairly the results of operations and cash flows of SBB for the respective periods covered, and the balance sheets present fairly the financial condition of SBB as of their respective dates. SBB has made available to representatives of Alfine copies of each management letter or other letter delivered to SBB, by the Auditors in connection with such financial statements or relating to any review by the Auditors of the internal controls of SBB, and has made available for inspection all reports and working papers produced or developed by the Auditors or management in connection with their examination of such financial statements, as well as all such reports and working papers for prior periods for which any tax liability of SBB has not been finally determined or barred by applicable statues of limitation. Since December 1997, there has been no change in any of the significant accounting policies, practices or procedures of SBB.

          (b) No Material Adverse Changes. There has not been, occurred or arisen, whether or not in the ordinary course of business:

               (i) any change in or event affecting SBB or SBB's business that has had or may reasonably be expected to have a Material Adverse Effect;

               (ii) any agreement (other than a Material Contract listed on the Disclosure Schedule), condition, action or omission which would be proscribed by (or require consent under)
                    Section 5.5 had it existed, occurred or arisen after the date of this Agreement;

               (iii)  any strike or other labor dispute; or

               (iv) any casualty, loss, damage or destruction whether or not covered by insurance) or any material property of SBB.

          (c) No Other Liabilities or Contingencies. To the best of SBB's knowledge, SBB does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, that, in accordance with GAAP applied on a consistent basis, should have been but were not reflected or disclosed in the financial statements (including the notes thereto) referred to in subsections (a) and
(b) above.

     3.6 Tax and Other Returns and Reports. SBB has timely filed or will file, on or before the Closing Date, all Tax Returns required to be filed by it on or before the Closing Date and has paid all Taxes due for all periods since its formation, which Taxes are required to be paid by it on or before the Closing Date. Adequate provision has been made in the books and records of SBB and in the financial statements. No liability for Taxes has arisen since such date other than in the ordinary course of SBB's business. All required Tax Returns including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns, of SBB. No Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the best knowledge of SBB, threatened to propose or assert, any deficiency, assessment of claim for Taxes and there would be no basis or any such delinquency, assessment or claim.

     3.7 Material Contracts. Each Material Contract of SBB is, to the knowledge of SBB, valid and subsisting; SBB has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by SBB or, to the best knowledge of SBB, by any other party or obligor with respect thereto, has occurred or as a result of this Agreement, or performance will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of SBB under any Material Contract.

     3.8 Legal Proceedings. There is no Order or Action pending, or, to the best knowledge of SBB, threatened, against or affecting SBB or any of its properties or assets. There is no matter as to which SBB has received any notice, claim or assertion, or, to the best knowledge of SBB, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of SBB or any other Person, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by SBB.

     3.9 Minute Books. The minute books of SBB accurately reflect all actions and proceedings taken to date by its stockholders, board of directors and committees, and such minute books contain true and complete copies, of the charter documents of SBB and all related amendments. The stock record books of SBB reflect accurately all transactions in its capital stock of all classes.

     3.10 Accounting Records; Internal Controls.

          (a) Accounting Records. SBB has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such,transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

          (b) Data Processing; Access. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business.

     3.11 Employee Benefits. Except as set forth on SBB's Disclosure Schedule, there are no Employee Benefit Plans or other material employee benefits accruing for the benefit of any employee of SBB.

     3.12 Environmental Compliance. SBB has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in material violation of any laws. There has not been any generation, use transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the SBB Business or the use of any property or facility of SBB or to the knowledge of SBB any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity so as to have a Material Adverse Effect on SBB's business.

     3.13 SBB's Organization and Business.

          (a) The authorized capital of SBB consists of three classes of preferred stock, each class consisting of 50,000 shares of $0.001 par, of which none are issued, and 50,000,000 shares of $0.001 par common stock, of which a total of 650,000 shares will have been validly issued and will be outstanding as fully paid and non-assessable, immediately prior to Closing. No Person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, other than as provided for herein:

          (b) to require SBB to issue any share in its capital or to convert any securities of SBB or of any other company into shares in its capital;

          (c) for the issue or allotment of any of SBB's authorized but unissued shares; or

          (d) to require SBB to purchase, redeem or otherwise acquire any of its issued and outstanding SBB shares.

          (e) SBB does not beneficially own, directly or indirectly, shares of any other corporation or any interest in a partnership, joint venture or other business.

          (f) SBB has not declared or paid any dividends of any kind nor declared or made any other distributions of any kind whatsoever, including, without limitation, by way of redemption or repurchase or reduction of authorized capital.

          (g) SBB has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets.

          (h) There are no management contracts or consulting contracts to which SBB is a party or by which it is bound, other than as set forth in the schedules hereto; no amount is payable or has been agreed to be paid by SBB to any Person as remuneration, pension, bonus, share of profits other similar benefit, and no director, officer or member, or former director, officer or member of SBB, nor any Associate or affiliate of any such person, has any claims of any nature against, or is indebted to, SBB.

          (i) No change will occur in the Articles of Incorporation, Bylaws or other charter documents of SBB from the date hereof to the Closing Date.

          (j) At the Closing, SBB will not have any material liabilities, direct or indirect, present or future, existing or contingent.

          (k) At the Closing, SBB will have no more than 650,000 shares of Common Stock and no shares of preferred stock issued and outstanding (the "Outstanding Shares"). As of the Closing, the restricted Common Stock issued to Alfine shall constitute not less than (i) 95% of the Outstanding Shares of SBB and (ii) 95% of the voting power of the Outstanding Shares.

     3.14 Registration of Common Stock. As promptly as is reasonably practicable following the Closing, SBB shall prepare and file with the Commission a Registration Statement, on the appropriate form, for the purpose of registering the shares of Common Stock to be issued to Alfine pursuant to this Agreement, and shall cause such shares to be registered or qualified under applicable state securities laws, so that (i) Alfine may distribute such shares to its stockholders in connection with the liquidation and dissolution of Alfine, and (ii) the stockholders of Alfine, as recipients of such Common Stock shall be free to sell such shares publicly in compliance with the requirements of the Act, subject to any limitations on such sales by an stockholder who is an "affiliate" of Alfine or becomes an affiliate of SBB as such term is defined under the Act.

     3.15 Information Statement. In order to comply with the requirements of the Exchange Act, SBB shall prepare, file with the Commission, and distribute to its stockholders an Information Statement with respect to the subject transaction as shall comply with the requirements of Regulation 14C under the Exchange Act.

     3.16 Accuracy of Information. The statements, representations and warranties contained in SBB's Disclosure Schedule are true in all material respects. None of the information expressly required by this Agreement to be supplied by or on behalf of SBB to Alfine, or contained in this Agreement, SBB's Disclosure Schedule or the documents listed in SBB's Disclosure schedule, did contain or will contain, at the respective times such information is or was delivered and as of the Closing Date, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to which they was made, not misleading.
If any of such information at any time subsequent to delivery and prior to Closing become untrue or misleading, in any material respect, SBB will promptly notify Alfine in writing of such fact and the reason for such change.

ARTICLE 4 - COVENANTS WITH RESPECT TO CONDUCT OF ALFINE PRIOR TO CLOSING

     4.1 Access. Alfine has authorized and permitted SBB and its representatives which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of SBB) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Alfine Business as SBB may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such counsel and its suppliers, customers and creditors, as SBB considers necessary or appropriate for the purposes of familiarizing itself with the Alfine Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting, an evaluation of the organization and Alfine Business.

     4.2 Material Adverse Changes; Reports; Financial Statements. Alfine will promptly notify SBB of any event of which Alfine obtains knowledge which has had or might reasonably be expected to have a Material Adverse Effect on the Alfine Business, or which if known as of the date hereof would have been required to be disclosed to SBB.

     4.3 Conduct of the Alfine Business. Alfine shall not, without the prior consent in writing of SBB which may not be unreasonably withheld, conduct the Alfine Business in any manner except in the ordinary course consistent with past practices or consistent with the transactions contemplated by this Agreement.

     4.4 Notification of Certain Matters. Alfine shall give prompt notice to SBB, and SBB shall give prompt notice to Alfine, of (i) the occurrence, or failure to occur of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of SBB or Alfine, as the case may be, to comply with or satisfy, in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of SBB or Alfine, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Except as provided in Section 7.4, no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

     4.5 Permits and Approvals. Alfine and SBB each agree to cooperate and use commercially reasonable efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary
to) all Approvals and Permits that may be necessary or which may be reasonably requested by Alfine and SBB to consummate the transactions contemplated by this Agreement. To the extent that an Approval with respect to any Contract is required in connection with the transactions contemplated by this Agreement, Alfine and SBB shall each use commercially reasonable efforts to obtain such Approval prior to the Closing Date.

ARTICLE 5 - COVENANTS WITH RESPECT TO CONDUCT OF THE SBB PRIOR TO CLOSING

     5.1 Access. SBB has authorized and permitted Alfine and its representatives which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Alfine) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of its business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to SBB's business as Alfine may from time to time request, and to make copies of such books, records and other documents and to discuss its business with such counsel and its suppliers, customers and creditors, as Alfine considers necessary or appropriate for the purposes of familiarizing itself with SBB's business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting, an evaluation of SBB's organization and its business.

     5.2 Material Adverse Changes; Reports; Financial Statements. SBB will promptly notify Alfine of any event of which SBB obtains knowledge which has had or might reasonably be expected to have a Material Adverse Effect on the Common Stock or SBB's Business, or which if known as of the date hereof would have been required to be disclosed to Alfine.

     5.3 Issuances of Securities. Until the Closing, SBB will not, without the prior written consent of Alfine, issue any shares in its capital stock or any other securities, rights, options or warrants to purchase shares in its capital stock, or issue or sell securities convertible into or exchangeable for shares of its capital stock or any commitments for the issue of any shares its capital stock or any securities which provide a right to purchase, acquire, exchange or convert into shares of its capital stock.

     5.4 Material Contracts. Until the Closing, SBB will not, without the prior written consent of Alfine, enter into any material contract or make any material contract or make any material acquisition or commitment.

     5.5 Conduct of Business. SBB shall not, without the prior consent in writing of SBB which may not be unreasonably withheld, conduct its Business in any manner except in the ordinary course consistent with past practices or consistent with the transactions contemplated by this Agreement. SBB will promptly disclose to Alfine any change in or effect on SBB occurring after the date hereof which is materially adverse to its business or financial position prior to the Closing.

ARTICLE 6 - CONDITIONS OF PURCHASE

     6.1 General Conditions. The obligations of the parties to effectuate the Closing shall be subject to the following conditions unless waived in writing by both parties hereto:

          (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by an Governmental Entity, nor shall any Action have been instituted and remain pending at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of SBB only) which would not permit the Alfine Business as presently conducted to continue unimpaired following the Closing Date. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction and that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture rescission, unless such Governmental
Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (b) Approvals. To the extent required by applicable Law, all permits and Approvals required to be obtained from and Governmental Entity or from the stockholders of SBB shall have been received or obtained on or prior to the Closing Date.

     6.2 Conditions to Obligations of SBB. The obligations of SBB to effectuate the Closing shall be subject to the following conditions except to the extent waived in writing by SBB:

          (a) Representations, Warranties and Covenants of Alfine. The representations and warranties of Alfine herein contained shall be true, in all material respects, at the Closing Date with the same effect as though made at such time; Alfine shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Alfine shall have delivered to SBB a certificate of Alfine in form and substance satisfactory to SBB and dated the Closing Date, to such effect.

          (b) No Material Adverse Effect. There shall not have been any Material Averse Effect relating to Alfine subsequent to June 1, 1998.

          (c) Consents. Alfine have obtained and provided to SBB any required Approvals and Permits, each in form and substance reasonably satisfactory to SBB.

     6.3 Conditions to Obligations of Alfine. The obligations of Alfine to the effectuate the Closing shall be subject to the following conditions, except to the extent waived in writing by Alfine:

          (a) Representations, Warranties and Covenants of SBB. The representations and warranties of SBB herein contained shall be true at the Closing Date with same effect as though made at such time; SBB shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. SBB shall have delivered to Alfine a certificate of SBB, respectively, in form and substance satisfactory to Alfine and dated the Closing Date, to such effect.

          (b) No Material Adverse Effect. There shall not have been any Material Adverse Effect relating to SBB subsequent to June 1, 1998.

          (c) Consents. SBB shall have obtained and provided to Alfine any required Approvals and Permits, each in form and substance reasonably satisfactory to Alfine.

          (d) Due Diligence. Alfine shall not, in the course of its ongoing business investigation, have discovered information not previously disclosed by SBB which Alfine reasonably believes has or is likely to have a Material Adverse Effect or is materially inconsistent with information disclosed to Alfine prior to the Date hereof.

ARTICLE 7 - TERMINATION OF OBLIGATIONS; SURVIVAL

     7.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on July 31, 1988, unless extended by mutual consent in writing of SBB and Alfine, and otherwise may be terminated at any time before the Closing as follows and in no other manner:

          (a)  Mutual Consent.  By mutual consent in writing of SBB and Alfine.

          (b) Conditions of SBB's Performance Not Met. By SBB's written notice to Alfine if any event occurs or conditions exist which would render impossible the satisfaction of one or more conditions to the obligations of SBB to consummate the transactions contemplated by this Agreement as set forth in
Section 6.1 or Section 6.2.

          (c) Conditions of Alfine's Performance Not Met. By Alfine's written notice to SBB if any event occurs or conditions exist which would render impossible the satisfaction of one or more conditions to the obligations of SBB to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or Section 6.3.

          (d) Material Breach. By SBB or Alfine if there has been a material misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have five business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

     7.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to the other, provided that the obligations of the parties contained in Article 8, Section 9.9 and Section 9.12 shall survive any such termination. A termination under Section 7.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     7.3 Survival of Representations and Warranties. The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and expire at the end of twelve (12) full calendar months after the Closing except that (i) the representations and warranties contained in Sections 2.1, 2.9, 3.1 and 3.3 shall survive this Closing and shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Sections 2.5 and 3.6 shall continue through the expiration of the applicable statute of limitations as the same may be extended (or, if a claim has been asserted prior to such expiration, until 90 days after the date of its final resolution), and (iii) if a claim or notice is given under
Article 8 with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue, with respect to the facts or circumstances giving rise to such claim, indefinitely until such claim is finally resolved.

     7.4 Effect of Closing Over Known Unsatisfied Conditions. If, with actual knowledge of the failure of any condition or breach of any representation and warranty,either SBB or Alfine elects to proceed with the Closing, the condition that is unsatisfied at the Closing Date shall be deemed to be waived and the electing party shall so acknowledge by a writing delivered at the Closing; provided, however, that the foregoing provision shall not limit any party's right not to waive and condition or right to condition any waiver hereunder upon mutually acceptable conditions. Such decision and writing shall constitute a waiver of any liability for breach of or misrepresentation under this Agreement, but only with respect to, and such waiver shall be limited to the extent of, the facts or circumstances, actually known by the electing party, giving rise to or in respect to such waived condition.

ARTICLE 8 - INDEMNIFICATION

     8.1 Obligations of SBB. SBB shall indemnify and hold harmless Alfine and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Alfine directly or indirectly, as a result of, or based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by SBB in or pursuant to this Agreement; or

          (b) any other matter as to which SBB in other provisions of this Agreement has agreed to indemnify Alfine.

     8.2 Obligations of Alfine. Alfine agrees to indemnify and hold harmless SBB and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of SBB directly or indirectly, as a result of, or based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Alfine in or pursuant to this Agreement; or

          (b) any other matter as to which Alfine in other provisions of this Agreement has agreed to indemnify SBB.

     8.3  Procedure.

          (a) Notice. Any party seeking indemnification with respect to any Loss shall give notice to the Indemnifying Party.

          (b) Defense. If any claim, demand or liability is asserted by any third party against the Indemnified Party, the Indemnifying Party shall, upon written request of the Indemnified Party, shall defend any actions or proceedings brought against the Indemnified Party in respect to matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of an Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein: provided, however, that the Indemnified Party, shall not settle or compromise any Indemnifiable Claim without written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party; provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgement against the Indemnified Party, or is not allowed to control its defense, judgement against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The Parties shall cooperate in the defense of all third party claims, which may give rise to Indemnifiable
Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

     8.4 Limitations on Indemnification. No party shall be required to indemnify any other Person under this Article 8 unless the Loss for which indemnity would otherwise be payable by such party exceeds $10,000.00 individually or $30,000.00 in the aggregate, and in such event the Indemnifying Party shall be responsible for a maximum of $50,000.00.

ARTICLE 9 - GENERAL

     9.1 Amendments; Waivers. This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver or any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     9.2 Schedules; Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     9.3 Best Efforts; Further Assurances. Except as otherwise expressly provided herein, each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

     9.4 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.

     9.5 No Assignment. Neither this Agreement nor any rights or obligations under it are assignable.

     9.6 Headings. The descriptive headings of the Articles, Sections and Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     9.7 Counterparts. This Agreement, any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

     9.8 Publicity and Reports. Alfine and SBB shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting the other party except to the extent that a particular action is required by applicable Law or stock exchange or regulatory policy.

     9.9 Confidentiality. All information disclosed in writing by any party (or its representatives) in connection with the transactions contemplated by this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such, Persons other than as contemplated by this Agreement, except to the extent that such information or disclosure (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity or stock exchange having jurisdiction over the parties, or (iv) may otherwise be required by law. If this Agreement is terminated in accordance with its terms) each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 9.9, unless the recipients provide assurances reasonable satisfactory to the requesting party that such documents have been destroyed.

     9.10 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Party and rights or remedies of any nature whatsoever under or by reason of the Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third party to any party to this Agreement.

     9.11 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or other telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt requested. Notice shall be delivered to the address set forth in the preamble of this Agreement or to such address or addresses and to such person or persons as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 9.11 and an appropriate answer-back is received; (ii) if given by mail, three days after such Communication is deposited in the mails with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when actually received as such address.

     9.12 Expenses. Each party hereto shall pay its expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of their respective advisors, accountants and counsel.

     9.13 Remedies; Waiver. All rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     9.14 Attorney Fees. In the event of any action for the breach of the Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses, including the costs of arbitration, incurred in connection with such action.

     9.15 Knowledge Convention. Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent of effect or any party or its representative, such party shall make such statements only after making due inquiry in a commercially reasonably manner of the subject matter thereof, and each statement shall be deemed to include a representation that such due inquiry has been conducted.

     9.16 Interpretation. Any rule of law or statute in Nevada or other jurisdiction, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of SBB and Alfine.

     9.17 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party hereto.

     9.18 Arbitration; Waiver of Jury Trial. Any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement shall be settled, at the request of either party, by arbitration conducted in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators of whom SBB and Alfine shall each appoint one and the third shall be selected by the other two. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. 1-16). The Arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any other party, shall be final and binding upon the parties to the maximum extent permitted by law, except that the arbitrators Shall not be authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek (and no arbitrators shall be authorized to award) any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement in the proceedings hereunder or in any other forum. The parties intend that this Section shall be valid, binding, enforceable, irrevocable and shall survive the termination of this Agreement. The Arbitrators shall select the place of arbitration. Any court having jurisdiction thereof may enter judgement upon the award rendered by the arbitrators. BY EXECUTING THIS AGREEMENT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHTS THEY MAY POSSESS TO HAVE ANY CONTROVERSY, DISPUTE OR CLAIM UNDER, ARISING OUT OF, OR IN CONNECTION WITH OR IN RELATION TO THIS AGREEMENT LITIGATED IN A COURT OR JURY TRIAL.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

               SBB:             SBB, INC.


                                By:    /s/ Robert B. Wallace
                                   Robert B. Wallace
                                   President


                                By:    /s/ Robert B. Wallace

                                   Secretary

               ALFINE:          ALFINE CORPORATION


                                By:    /s/ William H. Ervine, Jr.
                                   William H. Ervine, Jr.
                                   President



                                By:    /s/ Allen J. Portnoy
                                   Allen J. Portnoy
                                   Secretary


                                                            Exhibit 99

                         USA TALKS.COM, INC.
4350 EXECUTIVE DRIVE, SUITE 220, SAN DIEGO, CA 92121BULLETVOICE 619.546.0550
                       BULLET FAX 619.552.8904


For more information contact:
Lesley R. Wilber, Investor Relations
USA Talks. com, Inc., 619-546-0550

FOR IMMEDIATE RELEASE

USA TALKS.COM, INC. FORMED

San Diego, CA (July 29, 1998)--- Alfine Corporation today announced that it has been reorganized with SBB, Inc. (OTC, BB: SBBI). The combined Company will be renamed USA TALKS.COM, INC. The Company will become a service provider for Internet Phone long-distance telephone calling, and will offer new flat-rate-per-month plans for unlimited use, in both the U.S. and international markets.

Combining its proprietary technologies in Advanced Audio Compression, Phonetic Speech Recognition and Voice Verification/Identification, USA TALKS.COM, INC. will be the only Internet Phone long-distance service provider offering:

               -   unlimited use for flat-rate-per-month
               -   telephone-to-telephone calling with no computer needed
               -   "toll-quality" voice clarity
               -   long-distance calls accessed by speech recognition
               - unauthorized use verified electronically by speaker identification

The Company expects to make service available from most large United States cities in late October, 1998, contingent upon the consummation of financing necessary to acquire transmission equipment and related facilities.


This press release contains forward looking statements relating to future revenues and operating information and their impact on future results. Actual results could differ materially from those projected in the forward looking statements as a result of risk factors such as market conditions, product life cycles, customer delays in purchasing products, technology shifts, potential difficulties in introducing new products, competition, price sensitivity and the uncertainty of continuing market acceptance of the Company's products by distributors, retailers and customers.